                                                                      EXHIBIT 12
                             WASTE MANAGEMENT, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)
                                   (UNAUDITED)

                                                                   Six Months Ended
                                                                        June 30,
                                                                   ----------------
                                                                   2002        2001
                                                                   ----        ----
Income before income taxes, extraordinary
   items, cumulative effect of changes in
   accounting principle, undistributed earnings from
   affiliated companies and minority interests                     $576        $519
                                                                   ----        ----
Fixed charges deducted from income:
  Interest expense                                                  232         301
  Implicit interest in rents                                         29          31
                                                                   ----        ----
                                                                    261         332
                                                                   ----        ----
   Earnings available for fixed charges                            $837        $851
                                                                   ====        ====

Interest expense                                                   $232        $301
Capitalized interest                                                  9           9
Implicit interest in rents                                           29          31
                                                                   ----        ----
   Total fixed charges                                             $270        $341
                                                                   ====        ====

   Ratio of earnings to fixed charges                               3.1         2.5
                                                                   ====        ====
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